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Exhibit 10.4

                        ASSET PURCHASE & ASSIGNMENT AGREEMENT

THIS AGREEMENT dated the 18th day of September, 2001

BETWEEN:

         FYRC INC.,
         a corporation incorporated pursuant to the laws of the British Virgin Islands and having an office at
         1st Floor, No 8 Pictet de Rochemont
         1207, Geneva, Switzerland

         (herein called the "VENDOR")

                                                         OF THE FIRST PART

AND:

         BINGO.COM, INC.,
         a corporation incorporated pursuant to the laws of the state of Florida and having an office at
         3rd Floor, 1286 Homer St.
         Vancouver, British Columbia, Canada

         (herein called the "PURCHASER")

                                                         OF THE SECOND PART


WITNESSES THAT WHEREAS:

A. The Vendor has acquired all right, title and interest, in the United States of America and the world, in and to certain inventions related to a method for Skill-Bingo (the "SKILL-BINGO INVENTIONS"), as disclosed in the proposed patent application attached hereto as Schedule "B" (the "SKILL BINGO PATENT APPLICATION") and is desirous of selling, assigning, transferring and relinquishing to the Purchaser all of its right, title and interest in and to the Skill-Bingo Inventions, on those terms and conditions hereinafter set forth;

B. The Purchaser is desirous of purchasing and acquiring from the Vendor and confirming that it has acquired all right, title and interest in the United States of America and the world, in and to the Skill-Bingo Inventions, on those terms and conditions hereinafter set forth;




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                                      - 2 -

NOW THEREFORE in consideration of the premises and the respective covenants, agreements representations and warranties of the parties herein contained and for other good and valuable consideration (the receipt and sufficiency of which is hereby acknowledged) the parties hereto covenant and agree as follows:



1        DEFINITIONS AND INTERPRETATION

1.1 For the purposes of this Agreement, unless the context otherwise requires, the following terms will have the respective meanings set out below and grammatical variations of such terms will have corresponding meanings:

         (a)  "Agreement" means this Asset Purchase & Assignment Agreement;

         (b) "Business Quarter" means the period of three consecutive months commencing on October 1, 2001 and on each three month anniversary thereof, as case may be;

         (c) "Cumulative Gross Revenue" at any particular time means the Gross Revenue of the Purchaser derived from all sources utilizing the Skill-Bingo Inventions for the period commencing on the date of this Agreement and ending at that time;

         (d) "Gross Revenue" means, in respect of any specified period, the gross revenue of the Purchaser derived from the utilization of the Skill-Bingo Inventions for that period, without setoff of any kind, as determined in accordance with United States of America generally accepted accounting principles and, where the period specified is a Business Quarter, reportable as such on the financial statements of the Purchaser for that Business Quarter (or, where that Business Quarter is the fourth Business Quarter of a fiscal year of the Purchaser, the financial statements of the Purchaser for that fiscal year, being, by implication, the difference between the gross revenue of the Purchaser reportable therein for that fiscal year and the aggregate gross revenue of the Purchaser previously reported for the first three Business Quarters of that fiscal year) required to be filed with the United States of America Securities and Exchange Commission;

         (e)  "Purchase Price" means the greater of:

              (i)  Two Hundred Thousand United States Dollars (U.S.$200,000);
                   and

              (ii) 4% of the Gross Revenue derived by the Purchaser during the period commencing on Closing and ending on December 31, 2098; and

              payable to the Vendor for all of the right, title and interest of the Vendor in and to the Skill Bingo Inventions, as provided in
              Section 3 herein;

         (f) "Skill Bingo Inventions" means those inventions related to a method for Skill Bingo disclosed in the Skill Bingo Patent Application; and




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                                      - 3 -

         (g) "Skill Bingo Patent Application" means the proposed patent application attached as Schedule B to this Agreement.

1.2 The division of this Agreement into sections and subsections and the insertion of headings are for convenience of reference only and will not affect the interpretation of this Agreement. Unless otherwise indicated, any reference in this Agreement to a section or subsection refers to the specified section or subsection of this Agreement.

1.3 In this Agreement, words importing the singular number only will include the plural and vice versa, words importing gender will include all genders and words importing persons will include individuals, corporations, partnerships, associations, trusts, unincorporated organizations, governmental bodies and other legal or business entities of any kind whatsoever.

1.4 In this Agreement "hereof", "herein", "hereby", "hereto" and similar terms refer to this Asset Purchase & Assignment Agreement and not to any particular clause, paragraph or other part of this Agreement. References to particular clauses are to clauses of this Agreement unless another document is specified.

1.5 In this Agreement "including" means including without limitation or prejudice to the generality of any description, definition, term or phrase preceding that word, and the word "include" and its derivatives will be construed accordingly.


2        PURCHASE AND SALE -- ASSIGNMENT

2.1 For and in consideration of the covenant and agreement of the Purchaser to pay the Purchase Price to the Vendor as herein provided, the sufficiency of which is hereby acknowledged by the Vendor, the Vendor hereby confirms that the Vendor has sold, assigned and transferred, and by these presents does hereby sell, assign and transfer to the Purchaser the entire right, title and interest in the United States of America and in the world in and to the Skill-Bingo Inventions, including without limitation:

         (a) all right, title and interest in the United States of America and in the world in, to and under the Skill-Bingo Patent Application and any registration issuing thereunder and any other patents for the Skill-Bingo Inventions, anywhere in the world;

         (b) the right to file the Skill-Bingo Patent Application and additional patent applications in any country for said Skill-Bingo Inventions, and to do so in its own name (such applications hereinafter referred to as "Additional Patent Applications");

         (c) all right, title and interest in the United States of America and in the world in any and all existing or future substitute, divisional, continuation or continuation-in-part patent applications deriving directly or indirectly either in whole or in part from the Skill Bingo Patent Application or the Skill Bingo Inventions and any Additional Patent Applications (such applications hereinafter referred to as "Derivative
              Applications");




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                                      - 4 -

         (d) all right, title and interest in the United States of America and in the world, in, to and under all patents granted directly or indirectly on or as a result of the Skill-Bingo Patent Application, any Additional Applications, and any Derivative Bingo Like Applications, and any reissues, renewals or extensions thereof;

         (e) the right to claim benefits available in any country under the International Convention For The Protection of Industrial Property, and any like treaties or laws; and

         (f) the right to claim and to the benefit of any priority dates established by the Skill-Bingo Inventions or the Skill-Bingo Patent Application;

free and clear of all encumbrances, the same to be owned, held and enjoyed by the Purchaser and its his successors and assigns as fully and exclusively as it would have been held and enjoyed by the Vendor had this sale, assignment and transfer not been made.


3        PAYMENT OF THE PURCHASE PRICE

3.1      The Purchaser will pay the Purchase Price to the Vendor as follows:

         (a) upon execution of this Agreement, the sum of Five Thousand United States Dollars (U.S.$5,000.00) by wire transfer to the account of the Vendor in accordance with the following instructions:

              To:               Barclays Bank
                                St. Peters Port
                                Guernsey
                                Channel Islands

              Swift Code:       BARCGB22

              Sort Code         20-35-32

              For Credit To:
              the account of:   FYRC Inc.

              Account Number:   52139188

              Advising:         John Wright/David Bertram

                                Tel. +44-1481-705606

         (b) at those times specified in Schedule A attached hereto, the balance of the Purchase Price in those amounts specified in that schedule, by wire transfers to the account of the Vendor in accordance with the instructions specified in section 3.1(b), with the account number of the Vendor being such number as the Vendor shall have advised the Purchaser in writing prior to the date upon which the first such payment is required to be made.




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                                      - 5 -

3.2 The Purchaser will, on or before February 15, 2002, report to the Vendor in writing the Gross Revenue of the Purchaser for the period commencing on the date of this Agreement and ending on December 31, 2001 and will on or before the forty-fifth (45th) day after the end of each Business Quarter of the Purchaser, report to the Vendor in writing the Gross Revenue of the Purchaser for that Business Quarter.

4        DEFAULT

4.1 In the event that the Purchaser fails to make a payment in respect of the Purchase Price as provided in this Agreement, the Vendor will notify the Purchaser in writing of such default (a "Default Notice") and upon receipt of any particular Default Notice, the Purchaser shall have sixty (60) days within which to make the payment specified therein as being outstanding (the "Default Period" in respect of such Default Notice) .

4.2 The Purchaser hereby grants to the Vendor a security interest (the "Security Interest") in the Patent and in all of the Purchaser's rights, title and interest in the Patent, to secure payment due payment of the Purchase Price to the Vendor in accordance with the terms of this Agreement. The Purchaser agrees that the Security Interest will attach to the Patent immediately upon execution of this Agreement and that, to the extent necessary to give full effect to the Security Interest, this clause is intended to constitute a Security Agreement as defined in the Personal Property Act of British Columbia, as amended from time to time. This Security Agreement is separate from and will survive the termination, expiry or disclaimer of the remaining provisions of this Agreement. If the Purchaser fails to make due payment of the Purchase Price in accordance with the terms of this Agreement, the Vendor itself, or by its agents, employees, or by a receiver appointed by the Vendor, may realize upon the Patent and enforce the Security Interest by all or any of the remedies, methods or proceedings authorized or permitted by law, including without limitation all rights, remedies and methods available to a secured party under the said Personal Property Security Act and any other similar statutes from time to time in force in British Columbia.

5        REPRESENTATIONS AND WARRANTIES OF THE VENDOR

5.1 The Vendor represents and warrants to the Purchaser, with the intent that the Purchaser will rely thereon in entering into this Agreement, that:

         (a) the Vendor is a corporation duly incorporated, validly existing, and in good standing under the laws of the British Virgin Islands and has the power, authority, and capacity to enter into this Agreement and to carry out its terms;

         (b) the execution and delivery of this Agreement and the completion of the transaction contemplated hereby have been duly and validly authorized by all necessary corporate action on the part of the Vendor, and this Agreement constitutes a valid and binding obligation of the Vendor enforceable against the Vendor in accordance with its terms;




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                                      - 6 -

         (c) the Vendor is the legal and beneficial owner of the Skill-Bingo Inventions, free and clear of all encumbrances whatsoever, and is not a party to or bound by any contract or any other obligation whatsoever that limits or impairs its ability to sell, transfer, assign or convey, or that otherwise affects, the Skill-Bingo Inventions;

         (d) the Vendor has the right to convey, assign and transfer all of the right, title and interest in the Skill-Bingo Inventions in the manner provided herein;

         (e) no person other than the Purchaser has been granted any interest in or right to use the Skill-Bingo Inventions or any portion thereof; and

         (h) the Vendor is not aware of any claim of infringement (or the inducing of or contribution to the infringement) of any intellectual property rights of any other person arising from the use of the Skill-Bingo Inventions, nor has the Vendor received any notice that use of the Skill-Bingo Inventions infringes upon or breaches or will infringe upon or breach any intellectual property rights of any other person;

6        COVENANTS OF THE VENDOR

6.1 The Vendor hereby covenants and agrees to do all such things and to execute or obtain execution without further consideration of such further lawful documents, assurances, applications and other instruments as may be reasonably required to make and prosecute at Purchasers cost any and all patent applications in the United States of America and anywhere else in the world on the Skill-Bingo Inventions; to enforce, at Purchasers cost, any patents arising from or out of the Skill-Bingo Inventions, the Skill-Bingo Patent Application and any and all patents in the United States of America, Canada or elsewhere on the Skill-Bingo Inventions, and to confirm in the Purchaser or its successors and assigns, legal title in the United States of America, and anywhere else in the world, to the Skill-Bingo Inventions, the Skill-Bingo Patent Application, all Additional Applications and Deriviative Applications and all United States patents and United States applications, Canadian patents and Canadian patent applications and any other patents or applications for patents, anywhere in the world, on the Skill-Bingo Inventions.

7        REPRESENTATIONS OF THE PURCHASER

7.1 The Purchaser represents and warrants to the Vendor as follows, with the intent that the Vendor will rely thereon in entering into this Agreement that:

         (a) the Purchaser is a corporation duly incorporated, validly existing, and in good standing under the laws of State of Florida and has the power, authority, and capacity to enter into this Agreement and to carry out its terms; and

         (b) the execution and delivery of this Agreement and the completion of the transactions contemplated hereby has been duly and validly authorized by all necessary corporate action on the part of the Purchaser, and this Agreement constitutes a valid and binding obligation of the Purchaser in accordance with its terms.




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8        COVENANTS OF THE PURCHASER

8.1 The Purchaser hereby covenants and agrees that, until the Purchase Price has been paid in full by the Purchaser, the Purchaser will not assign, transfer, relinquish, dispose of or encumber in any manner any right, title, benefit or interest in and/or to the Skill-Bingo Inventions and/or the Skill-Bingo Patent Application without the written consent of the Vendor.

8.2 The Purchaser hereby grants to the Vendor an irrevocable, worldwide, perpetual license to use the Patent for the development, support and operation of games which are not based upon or similar to "bingo" or "bingo like" games. For greater certainty, the foregoing license does not permit the Vendor to use the Patent in respect of any "bingo" or "bingo like" games regardless of the name of such other games. The above license includes the right to grant sublicenses to use the Patent for the development, support and operation of games which are not based upon or similar to "bingo" or "bingo like" games, provided that the terms of the sublicenses shall be subject to the same terms and conditions as set out in this Agreement.

9        TAXES

9.1 The Purchaser will be liable for and will pay all applicable sales taxes properly payable in connection with the sale of the Patent by the Vendor to the Purchaser.

10       SUCCESSORS AND ASSIGNS

10.1 This Agreement will enure to the benefit of and be binding upon the parties hereto and their respective successors and permitted assigns.

11       ENTIRE AGREEMENT

11.1 This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior agreements, understandings, negotiations and discussions, whether written or oral. There are no conditions, covenants, agreements, representations, warranties or other provisions, express or implied, collateral, statutory or otherwise, relating to the subject matter hereof except as herein provided.




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12       TIME OF ESSENCE

12.1     Time will be of the essence of this Agreement.

13       APPLICABLE LAW

13.1 This Agreement will be construed, interpreted and enforced in accordance with, and the respective rights and obligations of the parties will be governed by, the laws of the state of Washington and the federal laws of the United States applicable therein without reference to its choice of law rules, and each party hereby submits to the jurisdiction of the state of Washington and all courts competent to hear appeals therefrom.

14       AMENDMENT AND WAIVER

14.1 No amendment or waiver of any provision of this Agreement will be binding on either party unless consented to in writing by such party. No waiver of any provision of this Agreement will constitute a waiver of any other provision, nor will any waiver constitute a continuing waiver unless otherwise provided.

15       SEVERABILITY

15.1 If any provision or any part thereof is held by a court of competent jurisdiction, after appeals therefrom have been exhausted, to be unenforceable, invalid or illegal, then it will be severable or deemed to be limited in respect of such territory and time to the extent necessary to render such provision enforceable, valid or legal, and the remaining provisions will remain valid and binding.

 16      COUNTERPARTS

16.1 This Agreement may be executed in several counterparts, each of which will be deemed to be an original and all of which will together constitute one and the same instrument.

17       ELECTRONIC MEANS

17.1 Delivery of an executed copy of this Agreement by electronic facsimile transmission, telecopy, telex, or other means of electronic communication producing a printed copy will be deemed to be execution and delivery of this Agreement on the date of such communication by the party so delivering such copy.

18       NOTICES

18.1 Any notice or other documents required or permitted to be given under this Agreement will be in writing and may be given by personal service, telecopier or by prepaid registered mail, posted in Canada or by certified mail, posted in the United States, and addressed to the proper party at the address stated below:




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                                      -9-

         (c) IF TO THE VENDOR:

             FYRC Inc.
             1st Floor, No 8 Pictet de Rochemont
             1207, Geneva, Switzerland

             Telecopier No.: +41-22-736-8154

             Attention:  Newman Leech

         (d) IF TO THE PURCHASER:

             Bingo,com, Inc.
             3rd Floor, 1286 Homer Street
             Vancouver, British Columbia
             Canada

             Telecopier No.: (604) 647-6422

             Attention:  T.M.Williams

or to such other address as any party may specify by notice. Any notice sent by telecopier will be deemed conclusively to have been effectively given and received at the time of successful transmission. Any notice sent by registered mail as aforesaid will be deemed conclusively to have been effectively given and received on the fifth business day after posting; but if at the time of posting or between the time of posting and the fifth business day thereafter there is a strike, lockout or other labour disturbance affecting postal service, then such notice will not be effectively given until actually received.

IN WITNESS WHEREOF the parties have executed and delivered this Agreement on the 18th day of September, 2001



FYRC INC.

Per:   /s/  Newman Leech
      ----------------------------------------
      Control Services Corp. on behalf of FYRC
      Authorized Signatory



BINGO.COM, INC.

Per:   /s/  Tryon Williams
      ----------------------------------------
      Authorized Signatory




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                                   SCHEDULE A

                 PAYMENT SCHEDULE FOR BALANCE OF PURCHASE PRICE



The balance of the Purchase Price shall be payable to the Vendor at the following times in the following amounts:

1. on February 15, 2002 -- Four percent (4%) of the Gross Revenue of the Purchaser for the period commencing on the date of this Agreement and ending on December 31, 2001 (the "First Business Quarter");

2. on the sixtieth (60th) day of each of the nineteen (19) Business Quarters next following the First Business Quarter -- Four percent (4% ) of the Gross Revenue of the Purchaser for the immediately preceding Business Quarter;

3. on the sixtieth (60th) day of the Business Quarter (the "Minimum Payment Business Quarter") next following those nineteen Business Quarters specified in section 2 above:

     (a) if Four percent (4%) of the Cumulative Gross Revenue of the Purchaser to the end Business Quarter immediately preceding the Minimum Payment Business Quarter exceeds U.S.$195,000 -- Four percent (4% ) of the Gross Revenue of the Purchaser for the Business Quarter immediately preceding the Minimum Payment Business Quarter; or

     (b) if Four percent (4%) of the Cumulative Gross Revenue of the Purchaser to the end Business Quarter immediately preceding the Minimum Payment Business Quarter is less than U.S.$195,000 -- the difference between U.S.$200,000 and the aggregate of all payments theretofore made by the Purchaser in respect of the Purchase Price;


4. in those Business Quarters, if any, after the Minimum Payment Business Quarter in respect of which Four percent (4%) of the Cumulative Gross Revenue of the Purchaser to the end of the immediately preceding Business Quarter is less than or equal to U.S.$195,000 -- no payment;

5. on the sixtieth (60th) day of the first Business Quarter after the Minimum Payment Business Quarter in respect of which Four percent (4%) of the Cumulative Gross Revenue of the Purchaser to the end of the immediately preceding Business Quarter exceeds U.S.$195,000 -- the lesser of Four percent (4% ) of the Gross Revenue of the Purchaser for the immediately preceding Business Quarter and the difference between Four percent (4%) of the Cumulative Gross Revenue of the Purchaser to the end of the immediately preceding Business Quarter and U.S.$195,000;

6. on the sixtieth (60th) day of each Business Quarter thereafter, to and including the Business Quarter commencing on January 1, 2099 -- Four percent (4%) of the Gross Revenue of the Purchaser for the immediately preceding Business Quarter.